EXHIBIT 10.13

Schedule Prepared in Accordance with Instruction 2 to Item 601 of Regulation S-K

The Intercreditor Agreement dated November 16, 2007, between WAA, LLC and J & N Invest, LLC is substantially identical in all material respects to the Intercreditor Agreement dated August 9, 2007, between WAA, LLC and Congregation Ahavas Tzedokah Vechesed, Inc. (filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-QSB for the period ended September 30, 2007 and incorporated herein by reference) except as to the later creditor with which the agreement is made by WAA. LLC and the obligations to such later creditor which are the subject of the agreement.

Later Creditor	Obligations
J & N Invest, LLC	Obligations arising under the Senior Secured Note, dated November 16, 2007, by Voyant International Corporation, and related loan documents